Exhibit 99.1
Deloitte & Touche Letter dated June 25, 2002

Deloitte & Touche LLP
Suite 4500
700 Fifth Avenue
Seattle, Washington 98104-5044

Tel: (206) 292-1800
Fax: (206) 343-7809
www.us.deloitte.com

Deloitte & Touche

June 25, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the first sentence of the first paragraph, the second paragraph items (a) and (b), and the first sentence in the third paragraph in Item 4 of Form 8-K of Pope Resources, a Delaware Limited Partnership, dated June 25, 2002. We cannot comment as to the last two sentences of the first paragraph and the last sentence of the third paragraph in Item 4.

Yours truly,